Exhibit 99.1

cbdMD Reports Record First Quarter Fiscal 2020 Net Sales of $10.14 Million

CHARLOTTE, N.C.—February 13, 2020—(BUSINESS WIRE)--cbdMD, Inc. (NYSE American: YCBD, YCBD PR A) (the “Company”), a leading cannabidiol (CBD) consumer brands company, reported today its first fiscal 2020 quarter ended December 31, 2019 results, the highlights of which were:

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The Company reported record net sales of $10,148,236, a year-over-year quarterly increase of approximately 285% (which is based upon the pre-acquisition and post-acquisition net sales of the brand which the Company acquired in late December 2018).

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The Company reported its net sales for the quarter were approximately 67% through its e-commerce channel and 33% through its retail brick and mortar channel.

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The Company reported its gross profit margin as a percent of net sales were 63.5% as compared to 64.4% in prior year same period and an improvement from our last quarter ending September 30, 2019, which was 56.7%.

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The Company reported a quarterly loss from operations of $6,112,598, of which approximately $965,000 was non-cash items. Total operating expenses related to marketing, advertising, sponsorship and affiliate commissions were approximately $5 million for the quarter, of which $1.2 million was an accelerated license fee for the Life Time Fitness Agreement.

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The Company reported a $16,898,006 decrease in the Company’s non-cash contingent liability and net income before provision for income tax of $10,730,665.

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The Company reported net income for the first quarter of fiscal 2020 of $12,863,029 or $0.45 cents per diluted share.

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The Company reported $3,661,210 in cash at December 31, 2019, which gave no effect to the subsequent follow-on firm commitment common stock offering which resulted in approximately $16.9 million of net proceeds on January 14, 2020.

“cbdMD is reporting another record quarter of revenue growth, we are fully financed and expect to achieve cash flow breakeven by the end of this fiscal year. In calendar 2019, our first full year of CBD sales, we generated over $33 million in total net sales, which was well ahead of our initial expectations of $20 million. We believe that we have built two of the leading CBD brands in America, cbdMD and Paw CBD. While our common share price has been negatively impacted by the current investor sentiment in the cannabis sector, we believe we are a bright spot in the overall industry” said Martin Sumichrast, Chairman and co-CEO of the Company.

“We continue to drive online sales through the use of various digital marketing tactics, athlete and major league partnerships, and high traffic affiliate programs. Currently we have over 222,000 active e-commerce subscribers, an increase of over 10% since last quarter. On the brick and mortar side of our business, we are growing the amount of retail stores who currently carry our brands. Our retail reach is now over 5,300 retail doors, an increase of over 1,000 doors since last quarter and we have also increased our international presence and are now currently selling to wholesale customers in 16 international markets, up from 10 last quarter” continued Mr. Sumichrast.

“During calendar 2019, we invested heavily in brand development and acquiring brand building assets as well as our physical infrastructure with full scale manufacturing, distribution and warehousing facilities. During calendar 2020, our focus is on deploying and activating these assets while containing our overall advertising and marketing costs. We continue to invest in R&D and testing to ensure the safety and quality of our products. Every batch of finished goods are tested with a full panel by an ISO certified testing laboratory to ensure the quality and purity, as well as to ensure we meet our label claims for potency." continued Mr. Sumichrast.

“Our brands have also received leading brand recognition in the CBD industry. In July, 2019, the Brightfield Group, one of the leading predictive analytics and market research firms for the legal CBD industry, named cbdMD a Top 10 domestic brand in two booming categories, Topicals and Skincare/Beauty. In November 2019, in a newly released survey conducted by Brightfield of more than 3,500 CBD users, cbdMD ranked the highest in terms of overall consumer satisfaction as well as the highest in unaided consumer awareness of any of the top 20 CBD brands. In the animal health side of our business, Paw CBD was recently ranked by the Brightfield Group as one of the top five brands in the animal CBD market. Most recently, we announced a plan to start a joint venture with holistic pet foods leader Halo, Purely for Pets® (“Halo®”), a premium, natural pet food brand with a rich 30-year operating history”, added Mr. Sumichrast.

CONFERENCE CALL DETAILS
Thursday, February 13, 2020, 4:15 p.m. Eastern Time
Domestic:	1-844-602-0380
International:	1-862-298-0970
Replay dial in – Available through January 18, 2020
Domestic:	1-877-481-4010
International:	1-919-882-2331
Replay ID:	56986

Webcast Replay link – available through March 18, 2020:

https://www.investornetwork.com/event/presentation/56986

About cbdMD, Inc.

cbdMD, Inc. (NYSE American: YCBD and NYSE American: YCBD PR A) owns and operates the nationally recognized consumer cannabidiol (CBD) brand cdbMD, whose current products include CBD gummies, CBD tinctures, CBD topical, CBD bath bombs, CBD oils and CBD pet products. cbdMD, Inc. is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products. cbdMD is also the proud partner with the Big 3 Basketball League, Barstool Sports, Bellator MMA, (a subsidiary of Viacom: NASDAQ:VIA), Life Time Fitness and Nitro Circus. To learn more about cbdMD, Inc. and our comprehensive line of over 100 SKU’s of U.S. produced, THC-free CBD products, please visit: www.cbdmd.com or follow cbdMD on Instagram and Facebook or visit one of the over 4,000 retail outlets that carry cbdMD products.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to the expansion of the consumer market for CBD products and our ability to increase our market share, our limited operating history, our ability to expand our business and significantly increase our revenues, our ability to effectively leverage our brand partnerships and sponsorships, our ability to effectively compete in our market, our ability to achieve our net sales guidance, and our ability to report profitable operations in the future. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 as filed with the Securities and Exchange Commission (the "SEC") and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contact:

Investors:

John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515

cbdMD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2019 AND SEPTEMBER 30, 2019

	(Unaudited)
	December 31,	September 30,
	2019	2019
Assets

Current assets:
Cash and cash equivalents	$3,661,310	$4,689,966
Accounts receivable	670,182	1,425,697
Accounts receivable other	160,137	160,137
Accounts receivable – discontinued operations	875,331	1,080,000
Marketable securities	136,527	198,538
Investment other securities	600,000	600,000
Deposits	28,365	6,850
Merchant reserve	412,979	519,569
Inventory	5,307,217	4,301,586
Inventory prepaid	1,141,211	903,458
Deferred issuance costs	16,828	93,954
Prepaid software	187,220	206,587
Prepaid equipment deposits	868,589	868,589
Prepaid expenses and other current assets	808,275	688,104
Total current assets	14,874,171	15,743,035

Other assets:
Property and equipment, net	2,157,980	1,715,557
Operating lease assets	7,704,109	-
Deposits for facilities	755,383	754,533
Intangible assets, net	21,635,000	21,635,000
Goodwill	54,669,997	54,669,997
Total other assets	86, 922,469	78,775,087

Total assets	$101,796,640	$94,518,122

cbdMD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2019 AND SEPTEMBER 30, 2019
(continued)

	(Unaudited)
	December 31,	September 30,
	2019	2019
Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$3,625,073	$3,021,271
Accrued expenses	531,958	681,269
Operating leases – short term liabilities	1,044,611	-
Note payable	279,606	-
Customer deposit – related party	-	7,339
Total current liabilities	5,481,248	3,709,878

Long term liabilities:
Long term liabilities	-	363,960
Note payable	182,975	-
Operating leases - long term liabilities	6,906,193	-
Contingent liability	33,701,994	50,600,000
Deferred tax liability	-	2,240,300
Total long term liabilities	40,791,162	53,204,260

Total liabilities	46,272,410	56,914,138

cbdMD, Inc. shareholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, 500,000 and 0 shares issued and outstanding, respectively	500	-
Common stock, authorized 150,000,000 shares, $0.001 par value,
27,720,356 and 27,720,356 shares issued and outstanding, respectively	27,720	27,720
Additional paid in capital	102,256,769	97,186,524
Accumulated deficit	(46,760,759)	(59,610,260)
Total cbdMD, Inc. shareholders' equity	55,524,230	37,603,984

Total liabilities and shareholders' equity	$101,796,640	$94,518,122

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(Unaudited)

	Three months	Three months
	Ended	Ended
	December 31, 2019	December 31, 2018

Sales	$10,412,491	$683,730
Sales related party	-	-
Total Gross Sales	10,412,491	683,730
Allowances	(264,255)	(218,042)
Net sales	10,148,236	465,687
Net sales related party	-	-
Total Net Sales	10,148,236	465,687
Cost of sales	3,700,537	165,492

Gross Profit	6,447,699	300,196

Operating expenses	12,560,297	1,391,812
Income (Loss) from operations	(6,112,598)	(1,091,617)
Realized and Unrealized gain (loss) on marketable securities	(62,010)	-
Decrease of contingent liability	16,898,006	-
Interest income	7,267	37,686
Income (loss) before provision for income taxes	10,730,665	(1,053,931)

Benefit for income taxes	2,240,300	133,000
Net Income (Loss) from continuing operations	12,970,965	(920,931)
Net Loss from discontinued operations, net of tax (Note 15)	(41,202)	(1,268,111)
Net Income (Loss)	12,929,763	(2,189,042)
Net Loss attributable to non-controlling interest from discontinued operations (Note 15)	-	(79,149)
Preferred dividends	66,734	-

Net Income (Loss) attributable to cbdMD, Inc. common shareholders	$12,863,029	$(2,109,893)

Net Income (Loss) per share:
Basic earnings per share	$0.46	$(0.21)
Diluted earnings per share	0.45	-
Weighted average number of shares Basic:	27,720,356	10,052,960
Weighted average number of shares Diluted:	28,553,856	10,052,960

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(Unaudited)

	Three months	Three months
	Ended	Ended
	December 31, 2019	December 31, 2018

Net Income (Loss)	$12,929,763	$(2,189,042)
Other Comprehensive Income:
Continued operations - Net Unrealized Gain (Loss) on Marketable Securities, net of tax	-	-
Comprehensive Income (Loss)	12,929,763	(2,189,042)

Comprehensive Income (loss) attributable to non-controlling interest	-	(79,149)
Preferred dividends	(66,734)	-
Comprehensive Income (Loss) attributable to cbdMD, Inc. common shareholders	$12,863,029	$(2,109,893)

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$12,929,763	$(2,189,042)
Adjustments to reconcile net income (loss) to net
cash used by operating activities:
Stock based compensation	542,574	143,673
Restricted stock expense	138,000	-
Impairment on discontinued operations asset	38,002	-
Depreciation and amortization	113,252	64,414
Gain on settlement of Note	-	(20,000)
Increase/(Decrease) in contingent liability	(16,898,006)	-
Realized and unrealized loss of marketable securities	62,011	1,578,976
Non-cash lease expense	382,432	-
Non-cash consideration received for services	-	(407,500)
Changes in operating assets and liabilities:
Accounts receivable	755,515	(113,629)
Accounts receivable – related party	-	204,902
Other accounts receivable	-	(8,865)
Note receivable	-	(6,000)
Note receivable – related party	-	156,147
Deposits	(22,365)	-
Merchant reserve	106,590	(25,090)
Inventory	(1,005,631)	(13,833)
Prepaid inventory	(237,753)	-
Prepaid expenses and other current assets	(100,803)	184,300
Marketable securities	-	174,327
Accounts payable and accrued expenses	454,490	(329,680)
Operating lease liability	(318,758)	-
Note payable	268,115	(308,627)
Deferred revenue / customer deposits	(7,339)	(114,375)
Cash provided by discontinued operations	166,667	-
Deferred tax liability	(2,240,300)	(133,000)
Cash used by operating activities	(4,873,544)	(1,162,902)

Cash flows from investing activities:
Net cash used for merger	-	(1,177,669)
Purchase of intangible assets	-	(79,999)
Purchase of property and equipment	(555,674)	(9,925)
Cash used by investing activities	(555,674)	(1,267,593)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	6,356,997
Proceeds from issuance of preferred stock	4,421,928	-
Preferred dividend distribution	(66,734)	-
Deferred issuance costs	45,368	(177,521)
Cash provided by financing activities	4,400,562	6,179,476
Net increase (decrease) in cash	(1,028,656)	3,748,981
Cash and cash equivalents, beginning of period	4,689,966	4,282,553
Cash and cash equivalents, end of period	$3,661,310	$8,031,534

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(unaudited) (continued)

Supplemental Disclosures of Cash Flow Information:

	Three Months ended December 31,	Three Months Ended December 31,
	2019	2018

Cash Payments for:
Interest expense	$8,221	$203

Non-cash financial activities:
Warrants issued to secondary selling agent	$178,513	$86,092
Stock received for prior period services, adjusted for other accounts receivable write down prior to receipt	$-	$1,352,000